Exhibit 10.2

December 13, 2011

Carman Lehnhof Israelsen LLP
Attn: Jonathan K. Hansen, Esq.
4626 N. 300 W., Suite 160
Provo, Utah 84604

Re:       Escrow Instructions
DKAM Issued Stock | Forbearance Agreement

Dear Mr. Hansen:

These escrow instructions (“Escrow Instructions”) are submitted on behalf of St George Investments LLC, an Illinois limited liability company (“Holder”) and Drinks Americas Holdings, Ltd., a Delaware Corporation (“Issuer”) (Holder and Issuer are collectively referred to herein as the “Parties”) in connection with that certain Forbearance Agreement (“Forbearance Agreement”) between Issuer and Holder dated of even date herewith. Capitalized terms not defined herein shall have the same meaning as set forth in the Forbearance Agreement.

The Forbearance Agreement requires Issuer to issue One Hundred Million (100,000,000) shares of Common Stock, in four separate certificates (one certificate for 49,000,000 shares and three certificates each for 17,000,000 shares), in the name of Issuer (“Escrow Certificates”) to be held in escrow. The Parties desire that Carman Lehnhof Israelsen LLP (Attn: Jonathan K. Hansen, Esq.) (“Escrow Agent,” also referred to herein as “you” and “your”) serve as the escrow agent for the transaction.

A. ESCROW CERTIFICATES.  According to the terms of the Forbearance Agreement, you will receive from the Issuer the Escrow Certificates.

B. RELEASE OF CERTIFICATES.  You are instructed to release the Escrow Certificates only upon the occurrence of one or more of the following events.

1. Pursuant to the Forbearance Agreement, if Holder presents a notice of an Event of Default, Trigger Event or notice that Issuer breached any term of the Forbearance Agreement or the Loan Documents (“Notice of Default”), then you are instructed to release the Escrow Certificates to Holder per the instructions set forth in Sections 5(f) of the Forbearance Agreement subject to compliance with the Ownership Limitations (as defined below).

2. If you are presented written documentation by both Holder and Issuer indicating that the Forbearance Agreement is fully performed, then you are instructed to promptly release the Escrow Certificates to Issuer per the instructions sets forth in Section 5(f) of the Forbearance Agreement.

Disbursements are to be made by mail or courier according to instructions provided by each applicable party.

C. OWNERSHIP LIMITATION. Notwithstanding anything set forth in these Escrow Instructions to the contrary, in the event any release or delivery of the Escrow Certificates would result in the beneficial ownership by Lender and its affiliates of more than 9.99% of the outstanding Common Stock of Borrower (the “Ownership Limitation”), then (i) such release or delivery shall constitute a legal, valid, binding and enforceable right, (ii) to the extent the release or delivery of shares of Common Stock pursuant to such right would result in a breach of the Ownership Limitation (the number of shares of Common Stock in excess of the Ownership Limitation, the “Excess Shares”), you shall not be obligated to immediately release or deliver the Excess Shares and shall instead reserve the Excess Shares for release or delivery to Lender at a later date; and (iii) immediately upon Lender’s delivery to you of written notice that the issuance of all or any portion of the Excess Shares would not result in a breach of the Ownership Limitation, you shall release or deliver to Lender such Excess Shares. The Ownership Limitation is a valid, binding, and non-waivable provision of these Escrow Instructions.

D. LIABILITY; INDEMNIFICATION OF ESCROW AGENT. So long as you perform your duties as specifically set forth herein, you shall have no liability to Holder or Issuer hereunder except to the extent a court of competent jurisdiction determines that your fraud, gross negligence or willful misconduct was the primary cause of any loss to Holder or Issuer.  Notwithstanding anything in these Escrow Instructions to the contrary, in no event shall you be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if you have been advised of the likelihood of such loss or damage and regardless of the form of action.  You undertake to perform only such duties as are expressly set forth herein and no duties shall be implied.  You may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to you hereunder and reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.  You may execute any of your powers and perform any of your duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by you.  You shall not be liable for anything done, suffered or omitted in good faith by you in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.  In the event that you are uncertain as to your duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in your opinion, conflict with any of the provisions of these Escrow Instructions, or with any instructions, claims or demands from any other party hereto, you shall be permitted to refrain from taking any action and your sole obligation shall be to keep safely all property held in escrow until you shall be directed otherwise in writing by all of the parties hereto or by a final arbitration decision or a non-appealable order or judgment of a court of competent jurisdiction.  Holder and Issuer agree that the following provisions shall control with respect to the rights, duties, liabilities, and immunities of Escrow Agent:

1. You are entitled to refrain from taking any action contemplated by these Escrow Instructions in the event that you become aware of any dispute between Parties as to any facts or as to the happening of any contemplated event precedent to such action.  You are hereby authorized to comply with and obey all final nonappealable orders, judgments, decrees or writs entered or issued by any court or final decision of any arbitrator, and in the event you obey or comply with any such final nonappealable order, judgment, decree or writ of any court or final decision of any arbitrator, in whole or in part, after giving Parties seven (7) days prior written notice, you shall not be liable to any of the parties hereto, nor to any other person or entity, by reason of such compliance, notwithstanding that it shall be determined that any such final nonappealable order, judgment, decree, writ, or final decision of a court or final decision of any arbitrator be entered without jurisdiction or be invalid for any reason or be subsequently reversed, modified, annulled or vacated.

2. Both the Holder and Issuer agree and acknowledge that you represent the Holder as legal counsel and that your only duties to Issuer are contained within these Escrow Instructions and Issuer agrees that you do not have an agency relationship with Issuer.  Notwithstanding anything to the contrary herein, Issuer and Holder expressly agree that in the event any dispute shall arise between Holder and Issuer with respect to the disbursement of the Escrow Certificates, you are permitted but not required: (i) comply with any instructions provided by Holder where you reasonably believe the instructions are justified and valid regardless of any protest by the Issuer, or (ii) resign as Escrow Agent and either interplead the Escrow Certificates, as applicable, into the District Court of the State of Illinois or you may deliver the Escrow Certificates to another Escrow Agent who agrees to perform the services as described in these Escrow Instructions, and thereafter shall be fully relieved from any and all liability or obligation with respect to the Escrow Certificates. In any event, Holder and Issuer will then be required to pursue any redress or recourse in connection with such a dispute without making Escrow Agent a party to same.  Both Holder and Issuer specifically agree that you will no longer have any duties under these Escrow Instructions following your resignation as Escrow Agent and either interpleading the Escrow Certificates or delivering the Escrow Certificates to a new Escrow Agent, and both Holder and Issuer jointly and severally waive any and all potential conflicts of interest and agree that you may represent the Holder in any escrow dispute or controversy.

3. Holder and Issuer shall each severally indemnify, defend and save harmless you and your directors, officers, agents and employees (the “Indemnified Parties”) from all loss, liability or expense (including the reasonable fees and expenses of outside counsel and the cost and expense of any interpleader action as authorized above) arising out of or in connection with (i) your execution and performance of these Escrow Instructions, except in the case of any Indemnified Party to the extent that such loss, liability or expense is due to the fraud, gross negligence, or willful misconduct of such Indemnified Party, or (ii) your following any instructions or other directions executed by Parties. Holder and Issuer acknowledge that the foregoing indemnities shall survive the resignation or removal of Escrow Agent or the termination of these Escrow Instructions. You are further entitled to reimbursement for all fees and expenses incurred in the performance of your duties hereunder.

4. In receiving the Escrow Certificates, you act only as a depository for Parties and assume no responsibility except pursuant to the provisions of these Escrow Instructions.  All of the terms and conditions in connection with your duties and responsibilities, and the rights of Parties or anyone else with respect to you, are contained solely in these Escrow Instructions, and you are not expected or required to be familiar with the provisions of any other agreements, and shall not be charged with any responsibility or liability in connection with the observance of the provisions of any such other agreements.

No later than December 23, 2011, you will receive from Issuer a disbursement of Fifteen Hundred Dollars ($1,500.00) to be held as a retainer for costs and services rendered. After completion of the transactions contemplated herein and the disbursement of the Escrow Certificates, Escrow Agent will return to Issuer the then remaining retainer amount, if any.

Thank you for cooperation and assistance with this matter.  Please acknowledge your acceptance of and agreement to be bound by these Escrow Instructions by the authorized signature of Escrow Agent in the space provided below.

Sincerely,

ISSUER:

DRINKS AMERICAS HOLDINGS, LTD

By:
Name:
Title:

HOLDER:

ST GEORGE INVESTMENTS LLC

By: Fife Trading, Inc, its Manager

By:
John M. Fife, President

[Issuer and Holder Signature Page to Escrow Instructions]

AGREED TO AND ACCEPTED BY:

The undersigned hereby agrees to be bound by these Escrow Instructions.

Carman Lehnhof Israelsen LLP

By:
Jonathan K. Hansen, Partner

Date:

[Escrow Agent’s Signature Page to Escrow Instructions]